UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)       March 16, 2007

Precision Aerospace Components, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 Arthur Kill Road Staten Island, New York		10309-1202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03:

Creation of a Direct Financial Obligation.

On March 14, 2007, Precision Aerospace Components, Inc. (the “Company”) guaranteed the performance of Freundlich Supply Company, Inc. (“Freundlich”), Registrant’s wholly-owned subsidiary, in connection with the agreement (entered into on the same date) between Freundlich and Greater Bay Business Funding (the “Agreement”).  The Agreement, which has a maturity date of March 13, 2008, provides for Freundlich to sell all of its accounts receivable to Greater Bay Business Funding in return for a revolving invoice funding facility which will allow Freundlich to receive up to one million dollars ($1,000,000).  The funds will be made available to Freundlich in accordance with an pre-determined formula which allows for the payment of up to eighty per-cent (80%) of eligible accounts.  Eligible accounts are those not outstanding for more than ninety (90) days.  The daily rate on the outstanding balance will be the prime rate plus four per cent (4%).  Freundlich is required to maintain a minimum daily outstanding advance balance of two hundred thousand dollars ($200,000).  The balance is secured by a first lien position on all of Freundlich’s assets.

Item 9.01 Exhibits.

Exhibit 10.1	Contract of Sale and Security Agreement between Freundlich Supply Company, Inc. and Greater Bay Business Funding
Exhibit 10.2	Amendment to Contract of Sale and Security Agreement between Freundlich Supply Company, Inc. and Greater Bay Business Funding
Exhibit 10.3	Guaranty between Greater Bay Business Funding and Freundlich Supply Company, Inc. and Precision Aerospace Components, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date:   March 16, 2007

By: /s/ Andrew Prince

      Andrew Prince, Chief Executive Officer

2